Exhibit 21.1

                         Subsidiaries of the Registrant
                              (as of June 29, 2003)




1-800-FLOWERS Team Services, Inc. (Delaware)
1-800-FLOWERS Seasonal Team, Inc. (Delaware)
1-800-FLOWERS Acquisition Corp. (Delaware)
1-800-FLOWERS RETAIL, Inc. (Delaware)
1-800-FLOWERS.COM Franchise Co., Inc. (Delaware)
800-FLOWERS, Inc. (New York)
800-FLOWERS.COM, Inc. (New York)
Amalgamated Consolidated Enterprises, Inc. (Nevada)
Bloomlink Systems, Inc. (New York)
C.M. Conroy Company, Inc. (California)
Conroy's Inc. (California)
Fresh Intellectual Properties, Inc. (Delaware)
P&H, L.P. (Virginia)
The Plow & Hearth, Inc. (Virginia)
Plow & Hearth Team Services, Inc. (Delaware)
St. Claire Floral Co., Inc. (New York)
Teleway, Inc. (New York)
Westbury Investing Corp. (Delaware)
TheGift.com, Inc. (Texas)
1-800-The-Rose.com, Inc. (Delaware)
The Children's Group, Inc. (Delaware)
The Children's Group Realty, Co. (Delaware)
The Popcorn Factory, Inc. (Delaware)
Guarded Realty Holdings, LLC. (Delaware)
BloomNet Exchange, Inc. (Delaware)
Flower Country, Inc. (Delaware)